EXHIBIT 10.4

                                 PROMISSORY NOTE

INTERCARD, INC.   (MAKER)

                                                                     $310,000.00

                                                                 August 31, 2000

For Value Received, We Promise to Pay to the Order of:

                    RAY SHERROD & MARY LOIS SHERROD (HOLDERS)
                               26 BROADVIEW DRIVE
                             CLAYTON, MISSOURI 63105

the sum of Three Hundred Ten Thousand Dollars, with interest thereon at the rate of 6.00 percent per annum compounded annually, and on all past due principal and interest from its maturity, at the same rate until paid. Interest is payable in full at maturity. If this note is not paid when due and is placed in the hands of an attorney for collection, or if collected through bankruptcy or probate proceedings, we agree to pay reasonable attorney's fees additional on the principal and interest then owing.

The holders may rearrange, adjust and extend the times and amounts of payments of interest and principal of this Note without notice to, consent of or without releasing any party liable hereon.

The amount of the principal hereof may be prepaid at any time, provided that interest to date has been paid in full, without penalty.


Address: Intercard, Inc.
                  45-B Progress Parkway
                  Maryland Heights, MO  63043


Maker:   _______________________________
                  Intercard, Inc.


Holder:  _______________________________
                  Ray Sherrod


         _______________________________
                  Mary Lois Sherrod


                                EXHIBIT 10.4 - 1